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EXHIBIT 22.0


                       SUBSIDIARIES OF KUHLMAN CORPORATION


                                                               Jurisdiction
                                                                     of
          Name                                                 Incorporation
          ----                                                 -------------

Kuhlman Electric Corporation                                     Delaware

Coleman Cable Systems, Inc.                                      Delaware

Schwitzer, Inc.                                                  Delaware

Emtec Products Corporation                                       Ohio